FOR IMMEDIATE RELEASE CONTACT: Stacey Sullivan

Brinker International

(800) 775-7290

BRINKER INTERNATIONAL ANNOUNCES DEPARTURE OF
BOARD MEMBER DAVID DENO

DALLAS (May 4, 2012) - Brinker International, Inc. (NYSE: EAT), announces the resignation of David Deno from its board of directors following his appointment as Executive Vice President and Chief Financial Officer of OSI Restaurant Partners, LLC (OSI).

Deno was named to the Brinker board in April 2011. In addition to the board at large, he served on the audit committee during his tenure.

"Even during his short span of time on the Brinker board of directors, David Deno had an impact on our business," said Doug Brooks, President, CEO and Chairman of the Board for Brinker International. "Both Brinker and David mutually benefited from our time together."

About Brinker International

Brinker International, Inc. (NYSE: EAT), is one of the world's leading casual dining restaurant companies, serving more than one million guests daily. Founded in 1975 and based in Dallas, Texas, Brinker owns or franchises more than 1,500 restaurants in 32 countries and two territories, and employs more than 100,000. Brinker's wholly-owned restaurant brands include Chili's® Grill & Bar and Maggiano's Little Italy®. Brinker also holds a minority investment in Romano's Macaroni Grill®. For more information, visit www.brinker.com.

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